Exhibit 10.1

FIRST AMENDMENT

TO THE

2001 STOCK INCENTIVE PLAN

OF

OMNI FINANCIAL SERVICES, INC.

Adopted as of:

October 16, 2001

FIRST AMENDMENT

TO THE

OMNI FINANCIAL SERVICES, INC.

2001 STOCK INCENTIVE PLAN

This First Amendment (the “Amendment”) to the Omni Financial Services, Inc. 2001 Stock Incentive Plan dated October 16, 2001 (the “Plan”), is made and entered into as of the 31st day of March, 2006. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Board of Directors and shareholders of the Corporation have duly adopted and approved resolutions increasing the number of shares of common stock of the Corporation authorized for issuance under the Plan from Eight Hundred Fifty Thousand (850,000) shares to One Million Eight Hundred Seventy Thousand (1,870,000) shares;

NOW, THEREFORE, BE IT RESOLVED, that, effective as of the date hereof, the Company does hereby amend the Plan as follows:

1. By deleting the existing Section 4(a) and replacing it with the following new Section 4(a):

“(a) Subject to adjustment as provided in Section 4(c), the maximum number of shares of Common Stock that may be issued pursuant to Awards shall not exceed one million eight hundred seventy thousand (1,870,000) shares. To the extent required pursuant to Section 162(m) of the Code, during any 12-month period, (i) no Participant may be granted Awards for more than 250,000 shares of Common Stock, and (ii) no Participant may receive awards under the Plan payable in cash having an aggregate dollar value in excess of $300,000, subject in each case to adjustment as provided in Section 4(c) herein. Shares issued and delivered under the Plan shall be authorized but unissued or reacquired shares of the Corporation.”

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed, effective as of the date first above written.

OMNI FINANCIAL SERVICES, INC.

/s/ Stephen M. Klein
Stephen M. Klein
Chairman and Chief Executive Officer

2001 STOCK INCENTIVE PLAN

OF

OMNI FINANCIAL SERVICES, INC.

1.	Purpose

The purpose of the 2001 Stock Incentive Plan of Omni Financial Services, Inc. (the “Plan”) is to encourage and enable selected employees, directors, independent contractors, consultants and advisors of Omni Financial Services, Inc. (Omni Financial Services, Inc., together with any successor corporation thereto, being referred to herein as the “Corporation”) and related entities to acquire or to increase their holdings of common stock of the Corporation, $0.000085 par value per share (such common stock of the Corporation, together with the voting common stock of any successor to the Corporation, being referred to herein as the “Common Stock”), and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as “Awards”) to selected participants, including the granting of incentive stock options (“Incentive Options”) intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“Nonqualified Options”), stock appreciation rights (“SARs”), stock awards in the form of bonus stock (“Bonus Stock”) and restricted stock awards (“Restricted Stock Awards”), and performance awards in the form of performance shares (“Performance Shares”) and performance units (“Performance Units”). Incentive Options and Nonqualified Options shall be referred to herein collectively as “Options.” Bonus Stock and Restricted Stock Awards shall be referred to herein collectively as “Stock Awards.” Performance Shares and Performance Units shall be referred to herein collectively as “Performance Awards.”

2.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation (the “Board”) unless the Board, in its sole discretion, delegates all or part of its administrative authority with respect to the Plan to a committee of the Board (the “Committee”). For purposes herein, the Board, and, upon its delegation of the administrative responsibilities for the Plan to the Committee, the Committee, shall be referred to as the “Administrator.” In the event that the Corporation shall become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee shall be comprised solely of two or more “non-employee directors,” as said term is defined in Rule 16b-3 under the Exchange Act, unless the Board determines that such committee composition is not necessary or advisable. Further, in the event that the Corporation becomes subject to the requirements of Section 162(m) of the Code, the Committee shall, unless the Board determines otherwise, be comprised solely of two or more “outside directors,” as such term is defined under Section 162(m) or the regulations thereunder, or otherwise in accordance with Section 162(m) and such regulations.

(b) Any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and sole authority in its discretion to take any action with respect to the

Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award and shares of Common Stock subject to an Award; (ii) to prescribe the form or forms of the agreements (as defined in Section 11) evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and agreements evidencing Awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. All determinations of the Administrator with respect to the Plan will be final and binding on the Corporation and all persons having or claiming an interest in any Award granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan or any Award or agreement.

(c) Notwithstanding the other provisions of Section 2, the Administrator may delegate to the Chief Executive Officer or President of the Corporation the authority to grant Awards to eligible individuals, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 2(b) with respect to such Awards (subject to such terms and restrictions as may be established by the Administrator); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the individual, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a covered employee (as defined in Section 21(a)). To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 2(c) to the Chief Executive Officer or President, references to the Administrator shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3 and other applicable law.

3.	Effective Date

The effective date of the Plan shall be October 16, 2001 (the “Effective Date”). Awards may be granted under the Plan on and after the Effective Date, but no Awards may be granted after October 15, 2011.

4.	Shares of Stock Subject to the Plan; Award Limitations

(a) Subject to adjustment as provided in Section 4(c), the maximum number of shares of Common Stock that may be issued pursuant to Awards shall not exceed eight hundred fifty thousand (850,000) shares. To the extent required pursuant to Section 162(m) of the Code, during any 12-month period, (i) no Participant may be granted Awards for more than 250,000 shares of Common Stock, and (ii) no Participant may receive awards under the Plan payable in cash having an aggregate dollar value in excess of $300,000, subject in each case to adjustment as provided in Section 4(c) herein. Shares issued and delivered under the Plan shall be authorized but unissued or reacquired shares of the Corporation.

(b) The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award that is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan. To the extent that any shares of Common Stock subject to an Award are not delivered to a Participant (or his beneficiary) because the Award is forfeited, canceled, settled in cash, or used to satisfy applicable tax withholding obligations, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If the purchase price of an Award granted under the Plan is satisfied by tendering or withholding shares of Common Stock, only the number of shares issued net of the shares of Common Stock tendered or withheld shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

(c) If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related entity, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, or if there is a similar change in the capital stock structure of the Corporation or a related entity affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of awards or as may otherwise be advisable.

5.	Eligibility

An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an employee of the Corporation or a related entity, (ii) a director of the Corporation or a related entity, or (iii) an independent contractor, consultant or advisor (collectively, “independent contractors”) providing bona fide services to the Corporation or a related entity. For this purpose, an individual shall be considered to be an “employee” only if there exists between the individual and the Corporation or a related entity the legal and bona fide relationship of employer and employee.

(b) With respect to the grant of Incentive Options, the individual is an employee who does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Notwithstanding the foregoing, an individual who owns more than ten percent (10%) of the total combined voting power of the Corporation may be granted an Incentive Option if the option price (as determined pursuant to Section 6(b), is at least 110% of the fair market value of the Common Stock (as defined in Section 6(b)(ii)), and the option period (as defined in Section 6(c)(i)) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.

(c) The individual, being otherwise eligible under this Section 5, is selected by the Administrator as an individual to whom an Award shall be granted (a “Participant”).

6.	Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan; provided, however, that Incentive Options may only be granted to employees of the Corporation or a related corporation. To the extent that an Option (or portion thereof) is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option.

(b) Option Price; Date of Grant: The price per share at which an Option may be exercised (the “option price”) shall be established by the Administrator at the time the Option is granted and shall be set forth in the terms of the agreement evidencing the grant of the Option; provided that, (i) in no event shall the option price be less than the par value per share of the Common Stock; and (ii) in the case of an Incentive Option, the option price shall be no less than 100% of the fair market value per share of the Common Stock on the date the Option is granted. In addition, the following rules shall apply:

(i) An Incentive Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on any later date specified by the Administrator as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the Administrator acts to grant the Option or any other date specified by the Administrator as the date of grant of the Option.

(ii) For the purposes of the Plan, the “fair market value” per share of the Common Stock shall be determined in good faith by the Administrator and, except as may otherwise be determined by the Administrator, fair market value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the valuation date (that is, the date the Option is granted or other determination is made), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the NASDAQ SmallCap Market of the Nasdaq Stock Market and are not listed for trading on the New York Stock Exchange or American Stock Exchange, then the fair market value shall be the closing sales price for such stock (or the average of closing bid and asked prices, if no sales were reported) as quoted on such system on the date nearest preceding the valuation date for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations or in any other manner consistent with the Code and accompanying regulations.

(iii) In no event shall there first become exercisable by an employee in any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options. In the event the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the fair market value of shares permitted to be subject to Incentive Options, then such different limit shall be automatically incorporated herein and will apply to any Incentive Option granted after the date of such amendment.

(c) Option Period and Limitations on the Right to Exercise Options

(i) The term of an Option (the “option period”) shall be determined by the Administrator at the time the Option is granted. With respect to Incentive Options, such period shall not extend more than ten (10) years from the date on which the Option is granted (unless otherwise limited by Section 5(b)). Any Option or portion thereof not exercised before expiration of the option period shall terminate. The period or periods during which an Option may be exercised and other terms and conditions to exercise shall be determined by the Administrator.

(ii) An Option may be exercised by giving written notice to the Corporation at such place as the Administrator or its designee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by full payment of such purchase price. Unless an individual option agreement provides otherwise, such payment may be in the form of cash or check, and, where expressly approved by the Administrator, payment may also be made:

(A) By delivery (by either actual delivery or attestation) of shares of Common Stock (valued at the date of exercise at their fair market value by the Administrator by applying the provisions of Section 6(b)(ii)) that have been owned by the Participant for more than six (6) months and that are otherwise acceptable to the Administrator;

(B) By withholding shares of Common Stock (valued at the date of exercise at their fair market value by the Administrator by applying the provisions of Section 6(b)(ii)) otherwise issuable upon exercise of the Option;

(C) With respect only to purchases upon exercise of an Option after a public market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price;

(D) By such other payment methods as may be specifically approved by the Administrator; or

(E) By any combination of the foregoing.

For the purposes herein, a “public market” for the Common Stock shall be deemed to exist (i) upon consummation of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) if the Administrator otherwise determines that there is an established public market for the Common Stock.

(iii) Unless an individual agreement provides otherwise, no Option granted to a Participant who was an employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to the following:

(A) An Option shall not be affected by any change in the terms, conditions or status of the Participant’s employment, provided that the Participant continues to be an employee of the Corporation or a related entity.

(B) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety (90) days, or, if longer, as long as the Participant’s right to re-employment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of disability. For purposes of the Plan, “disability” shall have the meaning ascribed to the term in any shareholders agreement, employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or if no such agreement applies, “disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Administrator shall determine whether a Participant is disabled within the meaning of this paragraph, and, if applicable, the date of a Participant’s termination of employment or service for any reason (the “termination date”).

(C) Unless the Administrator determines otherwise, if the employment of a Participant is terminated because of disability within the meaning of subparagraph (B), or if the Participant dies while he is an employee or dies within ninety (90) days after the termination of his employment because of disability, the Option may be exercised only to the extent exercisable on the date of the Participant’s termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of one year next succeeding the termination date or, if applicable, such other time period as may be specified in the individual agreement; or (Y) the close of the option period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D) Unless the Administrator determines otherwise, if the employment of the Participant is terminated for any reason other than disability (as defined in subparagraph (B)), death or for “cause” (as defined in subparagraph (E)), his Option may be exercised to the extent exercisable on the Participant’s termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the date of such termination of employment. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of ninety (90) days next succeeding the termination date or, if applicable, such other time period as may be specified in the individual agreement; or (Y) the close of the option period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the Participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the Participant’s date of termination of employment as the termination date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(E) Unless the Administrator determines otherwise, if the employment of the Participant is terminated for “cause,” his Option shall lapse and no longer be exercisable as of the effective time of his termination of employment, as determined by the Administrator. For purposes of the Plan, (X) the Participant’s termination shall be for “cause” if such termination results from the Participant’s termination for “cause” under his employment, consulting or other agreement with the Corporation or a related entity, if any; or (Y) if the Participant has not entered into any such employment, consulting or other agreement, then the Participant’s termination shall be for “cause” if termination results due to the Participant’s (i) dishonesty or conviction of a crime; (ii) failure to perform his duties for the Corporation or a related entity to the satisfaction of the Corporation; or (iii) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “cause” shall be made by the Administrator and its determination shall be final and conclusive.

(F) Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the termination date, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

(iv) Unless the Administrator determines otherwise, an Option granted to a Participant who was a non-employee director or an independent contractor of the Corporation or a related entity at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 6(c)(iii)) may be exercised only to the extent exercisable on the date of the Participant’s termination of service to the Corporation or a related entity (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of ninety (90) days next succeeding the termination date or, if applicable, such other time period as may be specified in the individual agreement; or (Y) the close of the option period. If the services of such a Participant are terminated for cause (as defined in Section 6(c)(iii)(E)), his Option shall lapse and no longer be exercisable as of the effective time of his termination of services, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the termination date, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

(v) A Participant and his legal representatives, legatees and distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights as a shareholder unless and until certificates for such shares are delivered to him or them under the Plan. The issuance or transfer of shares may be subject to such restrictions on transfer or other restrictions as may be imposed pursuant to Section 17 herein or pursuant to other restrictions established by the Corporation.

(vi) A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise, payment in full of the purchase price and satisfaction of any other conditions established by the Administrator.

(d) Nontransferability of Options

(i) Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in its sole discretion in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

(ii) To the extent required under Rule 16b-3 of the Exchange Act, shares of Common Stock acquired upon exercise of an Option may not, without the consent of the Administrator, be disposed of by the Participant until the expiration of six months after the date the Option was granted.

7.	Stock Appreciation Rights

(a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to an optionee of an Option (hereinafter called a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Tandem SAR”) or may be granted separately to a Participant (a “Freestanding SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as are provided in the agreement relating to the grant of the SAR.

(b) Tandem SARs: A Tandem SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. Tandem SARs shall be exercisable only at the time(s) and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may establish), and in no event after the complete termination or full exercise of the Related Option. For purposes of determining the number of shares of Common Stock that remain subject to such Related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted, upon the exercise of Tandem SARs, the Related Option shall be considered to have been surrendered to the extent of the number of shares of Common Stock with respect to which such Tandem SARs are exercised. Upon the exercise or termination of the Related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the Related Option price per share; provided, that the Administrator may establish a maximum value payable for such SARs.

(c) Freestanding SARs: Unless the Administrator determines otherwise, the base price of a Freestanding SAR shall be not less than 100% of the fair market value of the Common Stock (as determined in accordance with Section 6(b)(ii)) on the date of grant of the Freestanding SAR. Subject to the limitations of the Plan, upon the exercise of a Freestanding SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Freestanding SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share of such Freestanding SAR; provided, that the Administrator may establish a maximum value payable for such SARs.

(d) Exercise of SARs:

(i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. The period during which an SAR may be exercisable shall not exceed ten (10) years from the date of grant or, in the case of Tandem SARs, such shorter option period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period stated in the agreement relating to the grant of the SAR shall terminate.

(ii) SARs may be exercised by giving written notice to the Corporation at such place as the Administrator shall direct. Unless the Administrator determines otherwise, the date of exercise of the SAR shall mean the date on which the Administrator or its designee shall have received notice from the Participant of the exercise of such SAR.

(iii) No SAR may be exercised unless the Participant is, at the time of exercise, an eligible Participant, as described in Section 5, and has been a Participant continuously since the date the SAR was granted, subject to the provisions of Sections 6(c)(iii) and (iv).

(iv) A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise.

(v) A Participant and his legal representatives, legatees and distributees shall not be deemed to be the holder of any shares subject to an SAR and shall not have any rights as a shareholder unless and until certificates are delivered to him or them under the Plan. The issuance of shares upon exercise of an SAR may be subject to such restrictions on transfer or other restrictions as may be imposed pursuant to Section 17 herein or pursuant to other restrictions established by the Corporation.

(e) Consideration: The consideration to be received upon the exercise of the SAR by the Participant shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of such SAR in accordance with Section 6(b)(ii)) or a combination of cash and shares of Common Stock, as elected by the Administrator, subject to the terms of the Plan and the applicable agreement. The Corporation’s obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent (if any) as the Administrator may determine. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless the Administrator determines otherwise, the Participant will receive cash in lieu of fractional shares.

(f) Limitations: The applicable SAR agreement shall contain such terms, conditions and limitations consistent with the Plan as may be established by the Administrator. Unless the Administrator determines otherwise, any such terms, conditions or limitations relating to a Tandem SAR shall not restrict the exercisability of the Related Option.

(g) Nontransferability:

(i) SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession (except to the extent, if any, that a Related Option is a Nonqualified Option and is transferable pursuant to Section 6(d)). Except as may be permitted by the preceding sentence, SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

(ii) To the extent required under Rule 16b-3 of the Exchange Act, shares of Common Stock acquired upon exercise of an SAR may not, without the consent of the Administrator, be disposed of by the Participant until the expiration of six months after the date the SAR was granted.

8.	Stock Awards

(a) Grant and Vesting of Stock Awards: Subject to the terms of the Plan, the Administrator may in its sole and absolute discretion grant Stock Awards to such eligible individuals, for such numbers of shares, upon such terms and at such times as the Administrator shall determine. Stock Awards shall be payable in shares of Common Stock. The Administrator may grant Stock Awards in the form of shares of Bonus Stock that vest immediately upon grant and that are not subject to any forfeiture conditions. The Administrator also may grant Stock Awards in the form of

Restricted Stock Awards that are subject to certain conditions, which conditions must be met in order for the Stock Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Such conditions may include but are not limited to continued service for a certain period of time (the “restriction period”), attainment of performance objectives, retirement, displacement, disability, death, or a combination of these factors. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate, which factors may include but are not limited to one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) return on investment; (viii) return on capital; (ix) improvements in capital structure; (x) expense management; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price or total shareholder return; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) working capital; (xix) return on assets; (xx) economic wealth created; and (xxi) strategic business criteria. The Administrator shall have sole authority to determine whether and to what degree Stock Awards have vested and been earned and to establish and interpret the terms and conditions of Stock Awards and the provisions herein. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise vested shall become vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient.

(b) Forfeiture of Stock Awards: Unless the Administrator determines otherwise, if the employment or service of a Participant shall terminate for any reason and all or part of a Stock Award has not vested pursuant to the terms of the Plan and related agreement, such Award, to the extent not then vested, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(c) Dividend and Voting Rights; Share Certificates: Unless the Administrator determines otherwise, (i) a Participant shall have no dividend rights, voting rights, or other rights as a shareholder with respect to shares subject to a Stock Award until the Stock Award has vested and been earned and the underlying shares have been issued; (ii) a certificate or certificates for shares of Common Stock subject to a Stock Award shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable after the shares subject to the Award (or portion thereof) shall be earned and vested; and (iii) no certificate shall be issued hereunder in the name of the Participant (or his beneficiary) except to the extent the shares represented thereby have been earned and vested. Notwithstanding the foregoing, if the Administrator determines that the shares subject to a Stock Award shall be issued prior to the vesting and earning of the Award, the Corporation or its designee shall have the right to retain custody of the certificates evidencing the shares subject to the Stock Award and to require the Participant to deliver to the Corporation or its designee a stock power, endorsed in blank, with respect to such Award.

(d) Nontransferability:

(i) Stock Awards that have not vested and been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The recipient of a Stock Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the restriction period has expired and until all conditions to vesting have been met. The delivery or transfer of shares subject to a Stock Award following vesting of the Award may be subject to such restrictions on transfer or other restrictions as may be imposed pursuant to Section 17 herein or pursuant to other restrictions established by the Corporation.

(ii) To the extent required under Rule 16b-3 of the Exchange Act, shares of Common Stock subject to such Award may not, without the consent of the Administrator, be sold or otherwise disposed of within six months following the date of grant of such Award.

9.	Performance Awards

(a) Grant and Earning of Performance Awards: Subject to the terms of the Plan, Performance Awards in the form of either Performance Shares or Performance Units, or a combination thereof, may be granted to Participants upon such terms and at such times as shall be determined by the Administrator. An award of Performance Shares is a grant of a right to receive shares of Common Stock or the cash value thereof (or a combination thereof) which is contingent upon the achievement of performance or other objectives during a specified period. An award of Performance Units is a grant of a right to receive a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period. Subject to Section 4(a), above, the Administrator shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant. The Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “performance period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, completion of the performance period, or a combination of such conditions. The Administrator shall determine the performance objectives to be used in valuing Performance Awards and shall determine the extent, if any, to which such Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate, which factors may include but are not limited to one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) return on investment; (viii) return on capital; (ix) improvements in capital structure; (x) expense management; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price or total shareholder return; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) working capital; (xix) return on assets; (xx) economic wealth created; and (xxi) strategic business criteria. The Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions herein. The Administrator also shall determine the form and terms of payment of Performance Awards. The Administrator, in its sole and absolute discretion, may accelerate the date that any Performance Award granted to a

Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards.

(b) Form of Payment: Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or in installments upon such terms as may be established by the Administrator.

(c) Forfeiture of Performance Awards: Unless the Administrator determines otherwise, if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and related agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Dividend and Voting Rights; Share Certificates: Unless the Administrator determines otherwise, (i) a Participant shall have no dividend rights, voting rights, or other rights as a shareholder with respect to shares, if any, subject to a Performance Award until the Performance Award has been earned and the underlying shares have been issued; (ii) a certificate or certificates for shares of Common Stock, if any, subject to a Performance Award shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable after the Award has been earned; and (iii) no certificate shall be issued hereunder in the name of the Participant (or his beneficiary) except to the extent that the Award has been earned. Notwithstanding the foregoing, if the Administrator determines that shares subject to a Performance Award shall be issued prior to the earning of the Award, the Corporation or its designee shall have the right to retain custody of the certificates evidencing the shares subject to the Performance Award and the right to require the Participant to deliver to the Corporation or its designee a stock power, endorsed in blank, with respect to such Award.

(e) Nontransferability:

(i) Performance Awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares subject to the Award until the performance period has expired and until the conditions to earning the Award have been met. The delivery or transfer of shares subject to a Performance Award following vesting of the Award may be subject to such restrictions on transfer or other restrictions as may be imposed pursuant to Section 17 herein or pursuant to other restrictions established by the Corporation.

(ii) To the extent required under Rule 16b-3 of the Exchange Act, shares of Common Stock, if any, subject to such Award may not, without the consent of the Administrator, be sold or otherwise disposed of within six months following the date of grant of such Award.

10.	Withholding

Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any recipient of an Award to pay to the Corporation in cash the amount of any local, state or federal withholding tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit the recipient to satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

11.	Agreement

The grant of any Award under the Plan shall be evidenced by the execution of an agreement (the “agreement”) between the Corporation and the Participant. Such agreement shall state terms, conditions and restrictions applicable to the Award and any may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares subject to an Award, as may be established by the Administrator.

12.	Code Section 162(m) Performance-Based Compensation Compliance

To the extent that Section 162(m) of the Code is applicable, the Administrator shall have discretion to determine the extent, if any, that Awards conferred under the Plan to covered employees, as such term is defined in Section 21(a), are intended to comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code.

13.	Section 16(b) Compliance

To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and the Plan shall be construed in favor of the Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. If any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, the provisions shall be deemed null and void. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

14.	No Right or Obligation of Continued Employment or Service

Nothing contained in the Plan shall confer upon a Participant the right to continue in the employment or service of the Corporation or a related entity as an employee, director or independent contractor or interfere in any way with the right of the Corporation or a related entity to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan or determined by the Administrator, (i) all rights of a Participant with respect to that portion of his Award which has not yet been exercised, vested or earned shall terminate upon termination of employment or service of the Participant with the Corporation or a related entity, and (ii) Awards granted under the Plan to a Participant shall not be affected by any change in the duties or position of the Participant, as long as such individual remains an employee of or in service to the Corporation or a related entity.

15.	Unfunded Plan; Not a Retirement Plan

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related entity including, without limitation, any specific funds, assets or other property which the Corporation or any related entity, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, distributable or payable under the Plan, unsecured by any assets of the Corporation or any related entity. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

(b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related entity that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

16.	Amendment and Termination of the Plan and Awards

The Plan and any Award granted pursuant to the Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that (i) amendment or termination of an Award shall not adversely affect the rights of the recipient with respect to an outstanding Award without the recipient’s consent; and (ii) approval of an amendment to the Plan by the shareholders of the Corporation shall be required in the event shareholder approval of any such amendment is required by applicable law, rule or regulation.

17.	Restrictions on Shares; Corporation’s Right of Repurchase

(a) The Administrator may impose such restrictions on Awards and any shares representing Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act or under the requirements of any stock exchange or similar organization or any blue sky or state securities laws. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue or deliver shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation will be under no obligation to register shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Corporation will have no liability for any inability or failure to do so. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

(b) As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require a Participant or other person to become a party to a buy-sell agreement, shareholders agreement, redemption agreement, repurchase agreement or other agreement between the Corporation and shareholders of the

Corporation or among shareholders of the Corporation, or such other agreements (including but not limited to employment agreements, consulting agreements, confidentiality agreements, non-competition agreements and similar agreements) imposing such restrictions as may be required by the Corporation.

18.	Significant Transactions

Notwithstanding any other provision of the Plan to the contrary, and unless an individual agreement provides otherwise, in the event of a Significant Transaction (as defined in Section 18(d)), the following provisions shall apply:

(a) All Options and SARs outstanding as of the date of such Significant Transaction of shall become fully exercisable, whether or not then otherwise exercisable;

(b) Any restrictions including but not limited to the restriction period or performance period applicable to any Stock Award or Performance Award shall be deemed to have expired, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award; and

(c) Notwithstanding Sections 18(a) and 18(b), in the event of a merger, share exchange, sale or disposal of all or substantially all of the assets of the Corporation, reorganization or other business combination affecting the Corporation or a related entity, the Administrator may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest, be earned or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar or equivalent terms as Awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator, the Committee authorized to make the determinations provided for in this Section 18(c) shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the sale, merger, share exchange, reorganization or other business combination affecting the Corporation or a related entity.

(d) For the purposes herein, a “Significant Transaction” shall be deemed to have occurred upon the occurrence of any of the following:

(i) The closing of a firm commitment underwritten public offering of the Corporation’s Common Stock pursuant to an effective registration statement on Form S-1 (or other applicable form) under the Securities Act;

(ii) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation other than a person who is the beneficial owner of fifty-one percent (51%) or more of the outstanding Common Stock on the Effective Date of the Plan;

(iii) The date the shareholders of the Corporation approve a definitive agreement (X) to merge or consolidate the Corporation with or into another corporation, limited liability company or other entity (each, a “company”), in which the Corporation is not the continuing or surviving company or pursuant to which shares of Common Stock of the Corporation would be converted into cash, securities or other property of another company, other than a merger or consolidation which would result in shares of Common Stock of the Corporation outstanding immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (Y) to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation; or

(iv) The date there shall have been a change in the majority of the Board of Directors of the Company within a 12-month period unless the nomination for election of each new Director was approved by a majority of the members of the Board of Directors in office at the beginning of the 12-month period.

For purposes of this Section 18, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, the term “affiliate” shall have the meaning given the term in Rule 12b-2 under the Exchange Act and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.

19.	Applicable Law

The Plan shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the principles of the conflicts of laws of any state.

20.	Shareholder Approval

The Plan is subject to approval by the shareholders of the Corporation, which approval must occur, if at all, within twelve (12) months of the effective date of the Plan. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

21.	Certain Definitions

In addition to other terms defined in the Plan, the following terms shall have the meanings indicated unless otherwise provided herein:

(a) “Covered employee” shall have the meaning given the term in Section 162(m) of the Code or the regulations thereunder.

(b) “Parent” or “parent corporation” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in another corporation in the chain.

(c) “Predecessor” or “predecessor corporation” means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

(d) “Related corporation” means any parent, subsidiary or predecessor of the Corporation, and “related entity” means any related corporation, limited liability company, partnership or other business entity controlled by, controlling, or under common control with, the Corporation; provided, however, that notwithstanding the foregoing, the term “related entity” shall be construed in a manner in accordance with the registration provisions under applicable federal securities laws.

(e) “Subsidiary” or “subsidiary corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in another corporation in the chain.

IN WITNESS WHEREOF, this 2001 Stock Incentive Plan of Omni Financial Services, Inc., is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, effective the 16 day of October , 2001.

OMNI FINANCIAL SERVICES, INC.

By:	/s/ Stephen M. Klein
Stephen M. Klein
Chairman and Chief Executive Officer

ATTEST:

/s/ Irwin M. Berman
Irwin M. Berman
President

[Corporate Seal]